Microsoft Word 10.0.6612;SUB-ITEM 77H

As of December 31, 2004, the following person or entity owns more than 25% of a fund's voting security:

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PERSON/ENTITY                              FUND                      PERCENTAGE
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Post & Co

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Wendal & Co

The Bank of New York                                                     27.80%
Mutual Fund  Reorg Dept
PO Box 1066                                             MFS Institutional Large
Wall Street Station                                             Cap Growth Fund
New York, NY  10268-1066
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